UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 29, 2008


                        AMERICAN EXPLORATION CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-141060
                            (Commission File Number)

                                   98-0518266
                        (IRS Employer Identification No.)

             Suite 110, 1915 - 27 Avenue NE Calgary Alberta T2E 7E4
              (Address of principal executive offices and Zip Code)

                                 (403) 735-5009
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

Effective  October 29, 2008,  Manmohan  Minhas  resigned as President  and Chief
Executive Officer and Ravinder Minhas resigned as a director, Secretary Treasurer and Chief Financial Officer of our company.

Effective October 29, 2008, Steven Harding was appointed as a director and President and Chief Executive Officer and Devinder Randhawa was appointed as a director and chairman of our company. Manmohan Minhas was also appointed Secretary Treasurer and remains as a director.

Mr. Harding has 26 years experience in the oil and gas exploration industry within numerous geological basins both within and outside of North America. He has occupied various senior positions within EnCana Corp., and its predecessors Alberta Energy and Husky Energy. From October 2003 to December 2004 he was the Vice President, Northern Canada and the Vice President Alaska/MacKenzie Delta from 2002 to September 2003. From 1998 to 2002 he was an exploration manager for Alberta Energy in their New Ventures Group and the Chief Geologist/Geoscientist at Husky Energy from 1994 to 1998. Since March 2005 he has acted as a self employed consultant, responsible for evaluating oil and gas assets for a number of private and public companies from a technical and business viability perspective.

In the latter half of the 1980's, he was responsible for developing the geological model, which lead to the discovery of the White Rose field in offshore Newfoundland. The White Rose field is believed to hold estimated reserves of 450 - 500 Million barrels of oil and 3-4 trillion cubic feet of gas, and currently produces approximately 120,000 barrels per day. While at EnCana, he also negotiated and secured the largest exploration position in the US and Canadian Arctic, leading to the discovery of the Umiak field 2004 and receiving a Department of Minerals Management Service corporate citizen award in 2003 for outstanding cultural and environmental efforts in Alaska.

He received his Bachelor of Science degree in Geology is from McMaster University in 1982 and his Masters degree in Geology from the University of Alberta in 1984.

Mr. Randhawa founded Strathmore Minerals Corp. in 1996 and served as its Chairman and CEO until January, 2008. Strathmore is a uranium exploration company publically listed on the TSX venture exchange in Canada, with assets in the US, Canada and Peru. Mr Randhawa was also the founder of Royal County Minerals Corp. and served as President, CEO and Director from May 1998 to July 2003. Royal County was a publically listed gold exploration company which traded on the TSX venture exchange. In 2003, he arranged the sale of Royal Country Minerals to Canadian Gold Hunter Corp. He was also the founder, and from December 2005 to May 2006 acted as the President, CEO and Chairman of Pacific Asia China Energy, a TSX listed public company involved in the coal bed methane exploration business in 3 provinces of China. In July 2008 he was instrumental in arranging the sale of the company to a third party. In addition, Mr. Randhawa currently provides his services to the following TSX venture exchange listed companies as:

     -    Chairman and CEO for Fission Energy Inc.
     -    CEO for Ballyliffin Capital Corp.
     -    President, CEO and Director for Jalna Minerals Corp.
     -    Vice Chairman for Sernova Corp.

Mr. Randhawa received his MBA from the University of British Columbia in 1985 subsequent to graduating with High Honors from Trinity Western University with a BA (Business Admin) in 1983.

Our board of directors now consists of Devinder Randhawa, Steven Harding and Manmohan Minhas.

There are no family relationships between any of our directors or executive officers.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION


/s/ Steven Harding
--------------------------------
Steven Harding
President

Date: October 30, 2008


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